                                         SCHEDULE 14A
                                        (RULE 14a-101)
                                   SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                          EXCHANGE ACT OF 1934 (AMENDMENT NO. ______)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ECO SOIL SYSTEMS, INC.
                           ---------------------------
                (Name of Registrant as Specified in its Charter)
                           ---------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  Not applicable

     (2)  Form, Schedule or Registration Statement No.:  Not applicable

     (3)  Filing Party:  Not applicable

     (4)  Date Filed:  Not applicable

                             ECO SOIL SYSTEMS, INC.
                         10890 THORNMINT ROAD, SUITE 200
                           SAN DIEGO, CALIFORNIA 92127


                             -----------------------

                          NOTICE OF SPECIAL MEETING OF
                        SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of
Eco Soil Systems, Inc.

        Notice is hereby given that a Special Meeting of the Shareholders of ECO SOIL SYSTEMS, INC. (the "Company") will be held at the principal executive offices of the Company, located at 10890 Thornmint Road, Suite 200, San Diego, California 92127, on Thursday, November 13, 1997, at
10:00 a.m., for the following purposes:

               1. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 shares.

               2. To transact such other business as may properly come before the Meeting.

        The Board of Directors has fixed the close of business on October 22, 1997 as the record date for this determination of shareholders entitled to vote at the Special Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Special Meeting and for a period of ten days prior to the date of the Special Meeting at the offices of Eco Soil Systems, Inc., 10890 Thornmint Road, Suite 200, San Diego, California 92127.

        Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Special Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

        All shareholders are cordially invited to the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      L. Jean Dunn, Jr., Secretary

San Diego, California
October 31, 1997

                             ECO SOIL SYSTEMS, INC.
                         10890 THORNMINT ROAD, SUITE 200
                           SAN DIEGO, CALIFORNIA 92127

                            -----------------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 13, 1997

    The Board of Directors of Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), is soliciting the enclosed Proxy for use at the Special Meeting of Shareholders of the Company to be held on Thursday, November 13, 1997, at 10890 Thornmint Road, Suite 200, San Diego, California 92127. This Proxy Statement was first mailed to shareholders on or about October 31, 1997.

        All shareholders who find it convenient to do so are cordially urged to attend the Meeting in person. In any event, please sign, date and return the Proxy in the enclosed envelope.

        A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the Proxy, or by executing a later Proxy or by attending the Special Meeting and voting in person. Unrevoked Proxies will be voted in accordance with the instructions therein indicated, or if there are no such instructions, such Proxies will be voted for the approval of an amendment to Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") increasing the authorized number of shares of Common Stock from 20,000,000 to 25,000,000.

        The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy materials to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

        The Company's mailing address is 10890 Thornmint Road, Suite 200, San Diego, California 92127.

VOTING

        Shareholders of record at the close of business on October 22, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

        As of that date, 11,905,200 shares of the Company's common stock, $.005 par value ("Common Stock"), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by Proxy at the Meeting, constitutes a quorum. All shares represented by Proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

           AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

        The Company's Articles of Incorporation currently authorize it to issue 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of October 22, 1997, the Company had 11,905,200 shares of Common Stock issued and outstanding, 2,455,451 shares of Common Stock reserved for issuance upon exercise of various stock options and 2,603,960 shares of Common Stock reserved for issuance upon exercise of various warrants. In light of the decision by the Board of Directors of the Company (the "Board") to raise approximately $25 million from the sale of Common Stock to the public, the Board believes that the Company's authorized but unissued Common Stock should be increased. As a result, the Board has approved an amendment to the Company's Articles of Incorporation (the "Amendment") that would increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000. The Amendment will make no change in the number of authorized shares of preferred stock.

        SHAREHOLDER APPROVAL OF THE AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE MEETING. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT.

        If adopted, the Amendment would cause the first paragraph of Article 4 of the Company's Articles of Incorporation to read as follows:

               "A. Authorized Shares The total number of shares of stock which this Corporation is authorized to issue is 30,000,000 shares of a par value of one half cent ($.005) per share, of which 25,000,000 shares shall be Common Stock and 5,000,000 shares shall be Preferred Stock. Before any of such stock is issued, it shall be paid for in full in cash or in securities, property or other equivalent at a price agreeable to the Board of Directors."

        The Company is currently seeking to raise approximately $25 million in a public offering, the proceeds of which will be used as follows: (i) approximately $5.0 million will be used for capital expenditures, primarily related to the construction of additional BioJect systems to satisfy current and future customers orders; (ii) approximately $5.0 million will be used for future acquisitions of independent dealers and distributors of turf maintenance products and other related products; (iii) approximately $5.0 million will be used to repay outstanding indebtedness; (iv) approximately $2.7 million to repurchase BioJect systems currently leased to the Company; and (v) approximately $7.3 million will be used for working capital and general corporate purposes.

        The proposed increase in authorized shares of Common Stock is not the result of knowledge by management of any specific effort by any person or group to obtain control of the Company, and the Company has no present intention of issuing additional shares to discourage any such effort. Nonetheless, authorized but unissued shares of Common Stock, as well as of preferred stock, could be issued in the future by the Board in ways that would make more difficult a change in control of the Company, for instance, through a private sale diluting the stock ownership of the person seeking to gain control of the Company. Any such action could have the effect of deterring an offer for the Company's outstanding Common Stock at a substantial premium over the then current stock market price of the securities, even if such an offer were favored by a majority of the Company's shareholders who were not affiliates of the Company.

        Under the Company's Articles of Incorporation, no shareholder is entitled to preemptive rights in respect of any future issuances of capital stock. In addition, the Company does not presently contemplate seeking shareholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party.

                             PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of October 22, 1997, the number and percentage ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than five percent of the Common Stock, each director of the Company, certain executive officers and by all officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the Common Stock shown as beneficially owned. An asterisk denotes beneficial ownership of less than 1%.


      NAME AND ADDRESS(1)                  AMOUNT AND
      ------------------                    NATURE OF          PERCENTAGE
                                           BENEFICIAL       OF OUTSTANDING
                                            OWNERSHIP            SHARES
                                            ---------            ------

William B. Adams(2) ................        1,442,763            11.3%

Bradley K. Edwards(3)
Heartland Capital Fund, Ltd.
11930 Arbor Street, Suite 201
Omaha, NE 68144 ....................          819,272             6.8%

Douglas M. Gloff(4) ................          518,556             4.2%

Walter W. Fuchs(5) .................          374,424             3.1%

William S. Potter(6)
13875 Old El Camino Real
San Diego, CA 92130 ................          363,132             3.0%

Kevin P. Lyons(7) ..................          333,825             2.8%

David W. Schermerhorn(8) ...........          333,825             2.8%

Jeffrey A. Johnson(9) ..............          299,166             2.5%

S. Bartley Osborn(10)
360 Orono Orchard Road
Wayzata, MN 55391 ..................           77,499                *

All executive officers and directors
as a group (10 persons)(11) ........        4,612,462            33.1%


--------------------------
(1) Shares of Common Stock subject to options, warrants or convertible debt securities currently exercisable or exercisable within 60 days after October 22, 1997, are deemed to be outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options, warrants or convertible debt securities, but are not deemed to be outstanding for purposes of computing such percentage for any other person. Except as indicated by footnote, each person or group identified has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the above persons is c/o Eco Soil Systems, Inc., 10890 Thornmint Road, Suite 200, San Diego, California 92127.

(2) Includes 564,440 shares of Common Stock subject to currently exercisable options and 282,495 shares of Common Stock subject to currently exercisable warrants.

(3) All shares are owned by Heartland Capital; beneficial ownership of such shares is attributed to Mr. Edwards because he is a general partner of Heartland Capital and is therefore deemed to exercise voting power and investment authority with respect to the shares. Shares listed include 53,333 shares of Common Stock subject to currently exercisable options held by Heartland Capital, 6,666 shares of Common Stock subject to currently exercisable options held by Mr. Edwards and 180,834 shares of Common Stock subject to currently exercisable warrants held by Heartland Capital.

(4) Includes 163,556 shares of Common Stock subject to currently exercisable options and 230,000 shares of Common Stock subject to currently exercisable warrants.

(5) Includes 18,721 shares of Common Stock held by Mr. Fuchs as Trustee for the Fuchs Family Charitable Remainder Trust.

(6) Includes 10,000 shares of Common Stock subject to currently exercisable options and 160,132 shares of Common Stock subject to currently exercisable warrants all held by Rugged Rigger, Inc., a California corporation that is wholly owned by Mr. Potter. Also includes 193,000 shares owned by Rugged Rigger, Inc.

(7) Includes 10,000 shares of Common Stock subject to currently exercisable options.

(8) Includes 10,000 shares of Common Stock subject to currently exercisable options.

(9) Includes 92,682 shares of Common Stock subject to currently exercisable options.

(10) Includes 6,666 shares of Common Stock subject to currently exercisable options and 30,000 shares of Common Stock subject to currently exercisable warrants.

(11) See notes 1-10 above. Also includes 50,000 shares of Common Stock subject to currently exercisable options held by L. Jean Dunn, Jr.

                              SHAREHOLDER PROPOSALS

        A proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting shall be received at the Company's principal executive offices not later than December 29, 1998.

                                  OTHER MATTERS

        The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the Special Meeting. If, however, any other business shall properly come before the Special Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.



                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      L. Jean Dunn, Jr., Secretary

San Diego, California
October 31, 1997

PROXY                          ECO SOIL SYSTEMS, INC.                     PROXY
              10890 THORNMINT ROAD, SUITE 200, SAN DIEGO, CA 92127

               THE UNDERSIGNED SHAREHOLDER(S) OF ECO SOIL SYSTEMS, INC. (THE "COMPANY") HEREBY CONSTITUTES AND APPOINTS WILLIAM B. ADAMS AND DOUGLAS M. GLOFF, AND EACH OF THEM, ATTORNEYS AND PROXIES OF THE UNDERSIGNED, EACH WITH POWER OF SUBSTITUTION, TO ATTEND, VOTE AND ACT FOR THE UNDERSIGNED AT THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON NOVEMBER 13, 1997, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, ACCORDING TO THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE, AND WITH ALL THE POWERS WHICH THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, AS FOLLOWS:

        1. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 shares.

               [ ] FOR         [ ] AGAINST             [ ] ABSTAIN


        2. In their discretion, the Proxies are authorized to transact such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the proposals described above.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                              -----------------------------------------
                              Signature




                              -----------------------------------------
                              Signature if held jointly


                              DATED:                , 1997
                                    ---------------

                              Please mark, sign, date and return the proxy card promptly using the enclosed envelope.